Exhibit 99.2

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[LOGO]

Western Sierra Bancorp

AND

[GRAPHIC]

ANNOUNCE A STRATEGIC MERGER

November 19, 2004

Safe Harbor

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the future results and performance of WSBA. These forward-looking statements involve risks and uncertainties and actual results could differ materially from those predicted in any such forward-looking statements. Factors that could cause results to differ include risks that are outlined in detail in the Company’s SEC filings.  Please refer to WSBA’s periodic reports that are filed with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended December 31, 2003 and our quarterly report on Form 10-Q for the most recent fiscal quarter.

[LOGO]

Overview of Gold Country

•                  Headquartered in Marysville, CA – Yuba County

“Gold Country Bank” will retain its name and be run as a division of Western Sierra Bank, capitalizing on its established local brand

•                  5 Branches

Butte, Sutter and Yuba counties

Average size: $25.0 million in deposits

•                  Total assets of $140 million

Loans: $107.4 million

Deposits: $125.0 million

•                  Profitability

Return on average equity of 17.55% (Q3 04 Annualized)

Return on average assets of 1.04% (Q3 04 Annualized)

Value Enhancing Transaction

Superb Strategic Fit

•                       Gold Country is an attractive partner for contiguous geographic expansion

•                       Meaningful entry into markets with favorable demographics

•                       Accelerates planned entry into Yuba City market; currently planned LPO will become part of Gold Country operations

•                       Shared community banking philosophy and culture

Complimentary Business Addition

•                       Similar customer bases served through a community banking model

•                       Product enhancements and additional lending capabilities

•                       Extends franchise to reach more of the growing Greater Sacramento area

•                       Gold Country Bank will be run as a division of Western Sierra Bank, supplementing the strong collection of community bank brands in the Western Sierra family

Positive Financial Contribution

•                       Accretive to earnings within one year

•                       Enhances ability to achieve long term EPS growth

•                       Achievable cost efficiencies

•                       Strong financial position

Entering New Markets

•                       Enter three contiguous counties with favorable growth characteristics

Yuba county is located 30 miles north of Sacramento and is one of the fastest growing counties in the state

Yuba county’s population is projected to grow 20% faster than California’s overall population

Yuba county has a robust housing market and stable employment base

•                       Opportunity to grow market share from an established foundation

Gold Country ranks fourth in deposit market share in Yuba county with a 17% market share

Combined resources of Gold Country and WSBA will create additional opportunities to gain market share

Our Expanding Franchise

•                       $1.3 billion company with 40 offices in 15 northern and central California counties

[CHART]

Transaction Summary

Approximate Deal Price per Share:	$34.50(1)

Structure:	Approximately 75% Stock / 25% Cash

Fixed Cash Consideration:	$5.5 million

Fixed Stock Consideration within Collar:	$17.6 million

Pricing Collar:	If WSBA Price is:

Between $37 - $42 then $17.6 million of common stock to be issued

Less than $37 then 476,061 shares to be issued

Greater then $42 then 419,386 shares to be issued

Shares to be Issued Based on Current WSBA Stock Price(1):	440,466

Aggregate Purchase Price to Common Shares(1):	Approximately $23.1 million

Note:

(1) Based on WSBA closing stock price of $39.99 per share on November 18, 2004.

Transaction Summary

Treatment of Options:	42% rolled into equivalent options for shares of WSBA and 58% cashed out immediately prior to closing

Termination Fee:	$900,000 paid to WSBA if Gold terminates and pursues another combination. $450,000 payable to WSBA or Gold if other party breaches certain conditions of agreement

Due Diligence:	Completed

Anticipated closing:	March - April 2005

Financial Position

Amounts in millions of dollars

	WSBA	GOLD	Pro forma(1)
Cash & Securities	$181	$22	$203

Net Loans	$910	$107	$1,017

Total Assets	$1,180	$140	$1,329

Total Deposits	$1,007	$125	$1,132

Total Equity	$106	$9	$123

(1) Pro forma reflects estimated purchase accounting adjustments and, for the purposes of determining pro forma equity, the value of shares to be issued in the transaction.

Summary

•                       Enter growing contiguous markets with favorable demographics

•                       Extend geographic footprint to reach more of the Greater Sacramento area

•                       Earnings accretion of 1 - 2% in first twelve months and 4 – 5% thereafter

•                       Enhance ability to achieve long-term EPS growth

•                       One part of a three-pronged strategy for growth:

1. Organic growth (> $150 million in 2004)

2. De Novo growth (3 DeNovo branches in 2004)

3. Acquisitions

•                  2nd transaction in last twelve months

•                  7th in last five years